Exhibit 16.01

David T. Thomson P.C.
Certified Public Accountants
P.O. Box 571605
Murray, Utah 84157
(801) 966-9481

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

I have read Item 4 included in the attached Form 8-K dated September 22, 2003 of Powerball International, Inc. and am in agreement with the statements contained therein.

Very Truly Yours,

/S/ David T. Thomson P.C.
David T. Thomson P.C.
September 25, 2003